EXHIBIT 10.1

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

                              PIVX SOLUTIONS, INC.

                           CONVERTIBLE PROMISSORY NOTE

$_______.00                                                       ________, 2005

     PivX Solutions, Inc., a Nevada corporation (the "Company"), for value received, promises to pay to the order of Algonquin Capital Management or its permitted assigns ("Holder"), the principal sum of _____________ Dollars ($______.00) plus simple interest thereon from the date of this Note until fully-paid at the rate of Twelve Percent (12.0%) per annum or such lesser rate of interest as may be required by applicable laws regulating the legal rate of interest.

     This Note shall mature and the entire outstanding principal amount, together with all interest accrued under this Note, shall become due and payable upon written demand of the Holder after _________, 2006, unless this Note, before such date, is converted into shares of the Company's capital stock pursuant to Section 1 hereof. Holder shall provide written notice to the Company not less than 30 days in advance of the date payment is requested.

     Payments of both principal and interest in lawful money of the United States of America are to be made at the address of Holder set forth on the signature page of this Note or at such other place in the United States as Holder designates to the Company in writing. Interest under this Note shall be computed on the basis of a 365-day year.

     The following is a statement of certain rights of Holder and certain conditions to which this Note is subject:

     1. Conversion of Note.

     (a) Optional Conversion of Principal and Accrued Interest. Holder shall have the right and option to convert the entire principal balance of this Note and all interest accrued under this Note into fully-paid and nonassessable shares of Common Stock, at the Conversion Price (as defined herein). The number of such shares that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the aggregate amount of principal and interest under this Note being so converted by the Conversion Price (as defined herein). Such right to convert shall continue and be in full force and effect until EITHER the Company has paid to Holder in full all amounts owed by the Company to Holder under this Note OR all such amounts have been so converted.

     (b) Conversion Price. The "Conversion Price" shall equal Fifteen Cents ($0.15) per share, subject to adjustment as provided herein.

     (c) Stock Certificates. Upon conversion, the Company shall issue and deliver to Holder, or to Holder's nominee or nominees, a certificate or certificates representing the number of shares of Common Stock to which Holder shall be entitled as a result of conversion as provided herein. Such conversion shall be deemed to have been made immediately before the close of business on the date of surrender of this Note to the Company, and the person or persons entitled to receive the shares of Common Stock to be issued upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock on such date.

     (d) Charges, Taxes and Expenses Upon Conversion. Issuance of a certificate for shares of Common Stock upon the conversion of this Note shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificate shall be issued in the name of Holder, or such certificates shall be issued in such name or names as may be directed by Holder; provided, however, that, if certificates for shares of Common Stock (or replacement Notes) are to be issued in a name other than the name of Holder, then this Note when surrendered for exercise or transfer shall be accompanied by the Assignment Form attached hereto duly executed by Holder.

     2. ADJUSTMENT PROVISIONS.

     The number and character of shares of Common Stock issuable upon conversion or exchange of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion or exchange of this Note) and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events between the date this Note is issued and the date it is converted or exchanged, provided, however, that there shall be no adjustment for the Merger:

     (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Conversion Price of this Note and the number of shares of Common Stock issuable upon conversion or exchange of this Note (or any shares of stock or other securities at the time issuable upon conversion or exchange of this Note) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Common Stock (or such other stock or securities) unless the conversion or exchange ratio of such Common Stock already reflects such event.

     (b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the capital stock that is payable in (i) securities of the Company (other than issuances with respect to which adjustment is made under Section 2(a), or (ii) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon conversion or exchange of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Common Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had converted or exchanged this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

     (c) Conversion or Exchange of Stock. In case all the authorized Common Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into Common Stock or other securities or property, or the Common Stock otherwise ceases to exist, then, in such case, the Holder, upon conversion or exchange of this Note at any time after the date on which the Common Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Number of Shares of Common Stock"), the stock and other securities and property which the Holder would have been entitled to receive upon the Termination Date if the Holder had converted or exchanged this Note with respect to the Former Number of Shares of Common Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

     (d) Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion or exchange of this Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

     (e) No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Common Stock issuable upon its conversion or exchange.

     3. No Rights as Stockholder. This Note does not entitle Holder to voting rights or any other right as a stockholder of the Company before the conversion hereof.

     4. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

     5. Security Agreement. In the event this Note is not paid in full or converted into Common Stock on or before the date that is two years from the date of this Note, then the Company hereby agrees to execute and deliver to Holder a security agreement granting to the Holder a first priority security interest in the intellectual property held by the Company in the "PreEmpt" software, and will file with the appropriate state and federal agencies a financing statement evidencing such security interest.

     6. Miscellaneous.

     (a) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. In lieu of any fractional share to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Conversion Price multiplied by such fraction.

     (a) Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding on any successor or assign of the Company. This Note shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflicts of laws provisions thereof.

     (b) Restrictions. Holder acknowledges that all shares of capital stock acquired upon the conversion of this Note shall be subject to restrictions on resale imposed by state and federal securities laws.

     (c) Assignment. Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder's rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

     (d) Notices. Any notice, request or other communication required or permitted hereunder shall be given upon personal delivery, overnight courier or upon the fifth (5th) day following mailing by registered mail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties hereto as follows:

     To the Company:   PivX Solutions, Inc.
                       23 Corporate Plaza, Suite 280
                       Newport Beach, California 92660
                       Attention:  Chief Financial Officer

     To Holder:        At the address set forth on the signature page hereto.

or to such other single place as any single addressee designates by written notice to the other addressee.

     (e) Enforcement. The Company shall pay all fees and expenses, including reasonable attorneys' fees and expenses, incurred by Holder in the enforcement of any of the Company's obligations hereunder not performed when due.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, PivX Solutions, Inc. has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized.

                                            The "Company":

                                            PIVX SOLUTIONs, INC.,
                                            a Nevada corporation



                                            By:
                                               ------------------------------
                                               Tydus Richards, CEO


Accepted and Agreed to:
                                            "Holder":



                                            ---------------------------------
                                            Print Name

                                            ---------------------------------
                                            Signature

                                            ---------------------------------
                                            Title, if applicable

                                            ---------------------------------
                                            Address:

                                 ASSIGNMENT FORM
                                 ---------------

                     (To Assign the foregoing Note, execute
                 this form and supply the required information.
                   Do not use this form to convert the Note.)


     FOR VALUE RECEIVED, an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby hereby are assigned to ____________________________________________________________________

(Please Print)

whose address is _______________________________________________________________



Dated: _______________________

Holder's Signature: _________________________________

Holder's Address: ___________________________________

                  ___________________________________

Signature Guaranteed: _______________________________



     Assignee hereby accepts this assignment and agrees to be bound by all of the terms and conditions of the Note.


Date:________________________.


Assignee's Signature: _______________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.